www.aviatnetworks.com

Aviat Networks Announces Fiscal 2023 First Quarter Financial Results

Total Revenue of $81.3 million; Up 11.1% Year-Over-Year
GAAP Gross Margin of 36.3%; Compared to 35.7% in Prior Year;
Adjusted EBITDA of $10.7 million; Up 11.3% Compared to Prior Year

AUSTIN, Texas, November 2, 2022 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2023 first quarter ended September 30, 2022.

First Quarter Highlights
•Company executed on key long-term strategic objectives resulting in continued year-over-year increase in quarterly revenues, gross margins, and Adjusted EBITDA.
•Closed first acquisition in over a decade (Redline Communications) and integration has progressed as planned.
•Bharti Airtel win proves the Company’s differentiation in products and services for 5G, supply chain, and operating system.
•Company launched its Vendor Agnostic Multi-Band solution which allows customers to cost-effectively add significant capacity to their network.
•Released new software that enables integrated IP/MPLS and Segment Routing to be deployed out to the network edge using Aviat's WTM 4000 all-outdoor microwave, millimeter-wave and multi-band radio platform for lower total cost of ownership for 5G and private LTE deployments.
First Quarter Financial Highlights

•Total Revenues: $81.3 million, +11.1% from same quarter last year
•GAAP Results: Gross Margin 36.3%; Operating Expenses $25.5 million; Operating Income $3.9 million; Net Income before tax $1.1 million
•Non-GAAP Results: Adjusted EBITDA $10.7 million; Gross Margin 36.5%; Operating Expenses $20.4 million; Operating Income $9.2 million; Net Income $8.8 million; Net Income per share $0.75
•Net Cash and Marketable Securities: $22.9 million; no loans outstanding at quarter-end
Fiscal 2023 First Quarter
Revenues
The Company reported total revenues of $81.3 million for its fiscal 2023 first quarter, compared to $73.2 million in the comparable fiscal 2022 period, an increase of $8.1 million or 11.1%. North America revenue of $48.8 million decreased by $(2.1) million or (4.1)%, compared to $50.9 million in the comparable fiscal 2022 period. International revenue was $32.4 million compared to $22.2 million in the comparable fiscal 2022 period, an increase of $10.2 million or 45.8%.

Gross Margins
In the fiscal 2023 first quarter, the Company reported GAAP gross margin of 36.3% and non-GAAP gross margin of 36.5%. This compares to GAAP gross margin of 35.7% and non-GAAP gross margin of 35.7% in the comparable fiscal 2022 period, an increase of 60 and 80 basis points respectively. The improvement resulted from pricing actions to offset inflationary pressures, and the accretive contribution of the Redline business, partially offset by mix.

Operating Expenses
GAAP total operating expenses for the fiscal 2023 first quarter were $25.5 million, compared to $19.3 million in the comparable fiscal 2022 period, an increase of $6.3 million or 32.6%. The increase was primarily due to the addition of Redline Operating Expenses and related restructuring charge as well as merger and acquisition related costs. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2023 first quarter were $20.4 million, as compared to $17.8 million in the comparable fiscal 2022 period, an increase of $2.6 million or 14.6%. The increase primarily resulted from the consolidation of Redline Operating Expenses.

Operating Income
The Company reported GAAP operating income of $3.9 million for the fiscal 2023 first quarter, compared to $6.8 million in the comparable fiscal 2022 period. On a non-GAAP basis, the Company reported operating income of $9.2 million for the fiscal 2023 first quarter, compared to $8.3 million in the comparable fiscal 2022 period.

Income Taxes
The Company reported GAAP income tax expense of $3.9 million in the fiscal 2023 first quarter, compared to $2.2 million in the comparable fiscal 2022 period, or an increase of $1.7 million.

Net Income (Loss) / Net Income (Loss) Per Share
The Company reported GAAP net loss of $(2.7) million in the fiscal 2023 first quarter or GAAP net loss per fully diluted share of $(0.25). This compared to GAAP net income of $4.7 million or $0.39 per fully diluted share in the comparable fiscal 2022 period. On a non-GAAP basis, the Company reported net income of $8.8 million or non-GAAP net income per fully diluted share of $0.75 in the fiscal 2023 first quarter, compared to a non-GAAP net income of $8.1 million or $0.67 per share in the comparable fiscal 2022 period.

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2023 first quarter was $10.7 million, compared to $9.6 million in the comparable fiscal 2022 period.

Balance Sheet Highlights
The Company reported cash and marketable securities of $22.9 million as of September 30, 2022, compared to $47.8 million as of July 1, 2022. As of September 30, 2022, the Company has no loans outstanding. The decline in cash balance was primarily attributable to the closure of the Redline acquisition and related expenses.
Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, November 2, 2022, to discuss its financial and operational results for the fiscal 2023 first quarter. Participating on the call will be Peter Smith, President and Chief Executive Officer; David M. Gray, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at https://investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold in 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat

Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2023, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; the timing of our receipt of payment; our ability to meet product development dates or cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the ability to preserve and use our net operating loss carryforwards; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships.

For more information regarding the risks and uncertainties for Aviat's business, see "Risk Factors" in Aviat's Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 14, 2022, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (408) 501-6214
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2023 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30, 2022	October 1, 2021
Revenues:
Revenue from product sales	$55,101	$50,847
Revenue from services	26,150	22,311
Total revenues	81,251	73,158
Cost of revenues:
Cost of product sales	35,253	31,925
Cost of services	16,544	15,152
Total cost of revenues	51,797	47,077
Gross margin	29,454	26,081
Operating expenses:
Research and development expenses	6,087	5,910
Selling and administrative expenses	17,504	12,698
Restructuring charges	1,950	659
Total operating expenses	25,541	19,267
Operating income	3,913	6,814
Other expense/(income), net	2,782	(28)
Income before income taxes	1,131	6,842
Provision for income taxes	3,877	2,160
Net (loss) income	$(2,746)	$4,682

Net (loss) income per share of common stock outstanding:
Basic	$(0.25)	$0.42
Diluted	$(0.25)	$0.39
Weighted-average shares outstanding:
Basic	11,200	11,159
Diluted	11,200	11,954

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2023 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 30, 2022	July 1, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$21,607	$36,877
Marketable securities	1,252	10,893
Accounts receivable, net	72,471	73,168
Unbilled receivables	50,389	45,857
Inventories	32,888	25,394
Customer service inventories	2,069	1,775
Other current assets	16,279	12,437
Total current assets	196,955	206,401
Property, plant and equipment, net	11,923	8,887
Goodwill	4,950	—
Intangible assets, net	7,166	—
Deferred income taxes	92,310	95,412
Right of use assets	2,987	2,759
Other assets	10,437	10,445
Total long-term assets	129,773	117,503
TOTAL ASSETS	$326,728	$323,904
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$48,236	$42,394
Accrued expenses	24,806	26,451
Short-term lease liabilities	833	513
Advance payments and unearned revenue	35,483	33,740
Restructuring liabilities	1,522	1,381
Total current liabilities	110,880	104,479
Unearned revenue	7,844	8,920
Long-term lease liabilities	2,407	2,412
Other long-term liabilities	246	273
Reserve for uncertain tax positions	5,366	5,504
Deferred income taxes	563	563
Total liabilities	127,306	122,151
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	113	112
Treasury stock	(6,147)	(6,147)
Additional paid-in-capital	824,786	823,259
Accumulated deficit	(602,188)	(599,442)
Accumulated other comprehensive loss	(17,142)	(16,029)
Total equity	199,422	201,753
TOTAL LIABILITIES AND EQUITY	$326,728	$323,904

AVIAT NETWORKS, INC.
Fiscal Year 2023 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2023 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 30, 2022	% of Revenue	October 1, 2021	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$29,454	36.3%	$26,081	35.7%
Share-based compensation	172		68
Non-GAAP gross margin	29,626	36.5%	26,149	35.7%

GAAP research and development expenses	$6,087	7.5%	$5,910	8.1%
Share-based compensation	(135)		(76)
Non-GAAP research and development expenses	5,952	7.3%	5,834	8.0%

GAAP selling and administrative expenses	$17,504	21.5%	$12,698	17.4%
Share-based compensation	(1,531)		(719)
Merger and acquisition related expense	(1,516)		—
Non-GAAP selling and administrative expenses	14,457	17.8%	11,979	16.4%

GAAP operating income	$3,913	4.8%	$6,814	9.3%
Share-based compensation	1,838		863
Merger and acquisition related expense	1,516		—
Restructuring charges	1,950		659
Non-GAAP operating income	9,217	11.3%	8,336	11.4%

GAAP income tax provision	$3,877	4.8%	$2,160	3.0%
Adjustment to reflect pro forma tax rate	(3,577)		(1,860)
Non-GAAP income tax provision	300	0.4%	300	0.4%

GAAP net (loss) income	$(2,746)	(3.4)%	$4,682	6.4%
Share-based compensation	1,838		863
Merger and acquisition related expense	1,516		—
Restructuring charges	1,950		659
Other expense	2,659		—
Adjustment to reflect pro forma tax rate	3,577		1,860
Non-GAAP net income	$8,794	10.8%	$8,064	11.0%

Net income per share:
GAAP	$(0.25)		$0.39
Non-GAAP	$0.75		$0.67

Shares used in computing net income per share
GAAP	11,200		11,954
Non-GAAP	11,777		11,954

Adjusted EBITDA:
GAAP net (loss) income	$(2,746)	(3.4)%	$4,682	6.4%
Depreciation and amortization of property, plant and equipment	1,468		1,264
Other expense/(income), net	2,782		(28)
Share-based compensation	1,838		863
Merger and acquisition related expense	1,516		—
Restructuring charges	1,950		659
Provision for income taxes	3,877		2,160
Adjusted EBITDA	$10,685	13.2%	$9,600	13.1%
_____________________________________________________
(1)     The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2023 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	September 30, 2022	October 1, 2021
	(In thousands)
North America	$48,848	$50,937
International:
Africa and the Middle East	10,984	10,702
Europe	4,500	2,703
Latin America and Asia Pacific	16,919	8,816
	32,403	22,221
Total revenue	$81,251	$73,158